EXHIBIT 5.1


                                   GREENBERG
                                ATTORNEYS AT LAW
                                    TRAURIG

                                  [LETTERHEAD]


                                                   August 21, 1997


Atlantis Plastics, Inc.
1870 The Exchange
Suite 200
Atlanta, Georgia  30339

Ladies and Gentlemen:

         We have acted as counsel to Atlantis Plastics, Inc., a Florida corporation (the "Company"), and have reviewed the Company's Registration Statement on Form S-8 covering 200,000 shares of the Company's authorized but unissued common stock, $0.10 par value (the "Common Stock"), issuable pursuant to stock options granted pursuant to the Company's Stock Option Plan, as amended (the "Plan"). It is our opinion that shares of Common Stock issuable under the Plan, when issued upon exercise of and in accordance with the terms of stock options outstanding or to be granted under the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the above referenced Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              Very truly yours,



                                              /s/ GREENBERG, TRAURIG, HOFFMAN,
                                                  LIPOFF, ROSEN & QUENTEL, P.A.
                                              ---------------------------------
                                              Greenberg, Traurig, Hoffman,
                                              Lipoff, Rosen & Quentel, P.a.